Posting Supplement No. 5 dated October 17, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 356798

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
356798	$6,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 356798. Member loan 356798 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Citizens Bank	Debt-to-income ratio:	6.76%
Length of employment:	9 years 1 month	Location:	quakertown, PA

Home town:	brooklyn
Current & past employers:	Citizens Bank
Education:	BCCC

This borrower member posted the following loan description, which has not been verified:

credit card refi

A credit bureau reported the following information about this borrower member on September 27, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	9
Revolving Credit Balance:	$20,227.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 356919

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
356919	$5,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 356919. Member loan 356919 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	County of San Mateo	Debt-to-income ratio:	10.78%
Length of employment:	1 year 1 month	Location:	SAN JOSE, CA

Home town:	Daly City/South San Francisco
Current & past employers:	County of San Mateo, Costco Wholesale
Education:	De Anza College

This borrower member posted the following loan description, which has not been verified:

I went through LendingTree and rec'd an offer from Lending Club for a $5000 loan with a 3 year term at 8% interest.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,496.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 357652

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357652	$4,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357652. Member loan 357652 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,947 / month
Current employer:	Dunkin Donuts	Debt-to-income ratio:	13.17%
Length of employment:	8 years	Location:	WEST BROOKFIELD, MA

Home town:	West Brookfield
Current & past employers:	Dunkin Donuts, Baker Bill
Education:

This borrower member posted the following loan description, which has not been verified:

I am living about 30 minutes away from both of my jobs with my parents. I would like to get an apartment of my own to save time and money. I have already found one that is only 10 minutes from both jobs and it looks nice. I just need some furniture and enough for the first month's rent, the last month's rent, and a security deposit. I've been trying to save up money for this myself, but i can't seem to get enough together. I would like to move before the winter. This money would mean alot to me. Thank you very much for your consideration.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	13	Months Since Last Delinquency:	12
Revolving Credit Balance:	$683.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357698

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357698	$7,500	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357698. Member loan 357698 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Executive Search Assoc., Inc.	Debt-to-income ratio:	15.88%
Length of employment:	9 years	Location:	Downers Grove, IL

Home town:	Chicago
Current & past employers:	Executive Search Assoc., Inc., CCH, Inc.
Education:	Southwest School of Businesss

This borrower member posted the following loan description, which has not been verified:

I am and have been self employed for ten years, small business just myself; I am in between contracts and have just started a new one and will need a bit of money to float me through til the placements pay off.

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,868.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 357812

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357812	$4,700	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357812. Member loan 357812 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Executive Hotels Vintage Court	Debt-to-income ratio:	21.93%
Length of employment:	6 months	Location:	San Francisco, CA

Home town:	Vallejo
Current & past employers:	Executive Hotels Vintage Court, Kimpton Hotels, The Atherton Hotel at OSU
Education:	Oklahoma State University-Main Campus, Murray State College, Oklahoma State University-Okmulgee

This borrower member posted the following loan description, which has not been verified:

I'd like to consolidate my credit cards into one payment and, hopefully, at a lower rate. I want to simplify my banking.

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	48
Revolving Credit Balance:	$3,266.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357862

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357862	$3,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357862. Member loan 357862 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Brannon Corporation	Debt-to-income ratio:	10.85%
Length of employment:	9 months	Location:	KILGORE, TX

Home town:	Lewiston
Current & past employers:	Brannon Corporation
Education:	Westwood College-Dallas

This borrower member posted the following loan description, which has not been verified:

Medical procedures

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	640-659	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	4
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 357864

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357864	$4,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357864. Member loan 357864 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	American Airlines	Debt-to-income ratio:	13.54%
Length of employment:	8 years 8 months	Location:	miami, FL

Home town:
Current & past employers:	American Airlines
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I am a senior at Florida international University. I would use this funds to finance my last year in my Information Technology program. Appreciate any help someone out there may provide.

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	46
Revolving Credit Balance:	$1,818.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 357866

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357866	$7,500	19.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357866. Member loan 357866 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Azeez & Associates, P.L.L.C.	Debt-to-income ratio:	25.47%
Length of employment:	7 years 3 months	Location:	Northville, MI

Home town:	Redford
Current & past employers:	Azeez & Associates, P.L.L.C.
Education:	University of Michigan - Dearborn

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan will be to consolidate home improvements that were purchased on a credit card

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$152,189.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 357867

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357867	$3,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357867. Member loan 357867 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,407 / month
Current employer:	EL CAMINO TIRES	Debt-to-income ratio:	0.66%
Length of employment:	2 years 10 months	Location:	NORTH HOLLYWOOD, CA

Home town:	BEVERLY HILLS
Current & past employers:	EL CAMINO TIRES, FIRST AMERICAN HOME BUYERS PROTECTION CORPORATION
Education:	California State University-Northridge (CSUN)

This borrower member posted the following loan description, which has not been verified:

I want to import cosmetic products, including perfume and lotions. Importing also beauty products such as sophisticated hairdryers, curling and flat irons. All these products will be coming from Shanghai, China. I was given the opportunity to meet with the producers of the cosmetic and beauty products, in which I was offered a great deal to import and distribute their products here in Los Angeles.

A credit bureau reported the following information about this borrower member on October 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$843.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357868

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357868	$6,500	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357868. Member loan 357868 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	CoKinetic Systems Corp	Debt-to-income ratio:	14.80%
Length of employment:	1 year	Location:	Corona, CA

Home town:	Whittier
Current & past employers:	CoKinetic Systems Corp, SmartPros, Ltd.
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

Looking at LendingClub to potentially provide a better rate than B of A credit card which will increase to 18.74% early next year. I'm an entrepreneur with a stable income and a software side business. Current income is 12500 per month. My current debts are scheduled to payoff within 5 years. I always pay every bill on time.

A credit bureau reported the following information about this borrower member on October 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$88,223.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 357870

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357870	$7,500	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357870. Member loan 357870 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,705 / month
Current employer:	Coldwell Banker Bain	Debt-to-income ratio:	26.45%
Length of employment:	3 years 2 months	Location:	Seattle, WA

Home town:	Veina
Current & past employers:	Coldwell Banker Bain, King County
Education:	Portland State University

This borrower member posted the following loan description, which has not been verified:

The company that I had purchased all of matting supplies is no longer in business and I had to start a new relationship. They do not work from credit, cash only. My husband and I are matting and framing sports and music memoribila that we sell. Right now I have a three Hockey jersey and a Rolling Stones guitar to frame up in our light boxes and need supply money. Repayment is easy for us, especailly during this time of year. We get lots of orders, if we have product ready. I had some saving, but one of our grandkids lost a student loan this quarter so I lent her my matting money.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1971	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	56
Revolving Credit Balance:	$53,809.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357872

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357872	$7,500	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357872. Member loan 357872 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Aura Systems	Debt-to-income ratio:	16.23%
Length of employment:	1 year 7 months	Location:	Los Angeles, CA

Home town:	Los Angeles
Current & past employers:	Aura Systems, Copy Solutions
Education:	California State Polytechnic University-Pomona

This borrower member posted the following loan description, which has not been verified:

I have a great job as an engineer and am consolidating credit card debt from a previous stint of self-employment. This loan will simplify my repayment terms and give a good return to my lenders.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,784.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357873

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357873	$5,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357873. Member loan 357873 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	Exel	Debt-to-income ratio:	21.53%
Length of employment:	7 years 3 months	Location:	SAN BERNARDINO, CA

Home town:	San Bernardino
Current & past employers:	Exel
Education:	Valley Colledge

This borrower member posted the following loan description, which has not been verified:

To help pay a few bills to get back on track.

A credit bureau reported the following information about this borrower member on October 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,194.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357874	$5,150	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357874. Member loan 357874 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	citrus cafe inc	Debt-to-income ratio:	20.29%
Length of employment:	7 years	Location:	anaheim, CA

Home town:
Current & past employers:	citrus cafe inc
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

paying medical bills on back injury

A credit bureau reported the following information about this borrower member on October 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,855.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 357875

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357875	$7,500	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357875. Member loan 357875 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Self/ Ameriprise Financial franchisee	Debt-to-income ratio:	9.55%
Length of employment:	9 years 1 month	Location:	Paramus, NJ

Home town:	Queens
Current & past employers:	Self/ Ameriprise Financial franchisee
Education:	Connecticut College

This borrower member posted the following loan description, which has not been verified:

consolidate business lines of credit to one lower payment & interest rate

A credit bureau reported the following information about this borrower member on October 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,979.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357876

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357876	$7,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357876. Member loan 357876 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	ZH Invenstments	Debt-to-income ratio:	24.19%
Length of employment:	5 years	Location:	Potomac, MD

Home town:	Minsk
Current & past employers:	ZH Invenstments
Education:	University of Maryland

This borrower member posted the following loan description, which has not been verified:

Doing masters degree in Uniersity of maryland will complete May2009

A credit bureau reported the following information about this borrower member on October 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$127,150.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357878

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357878	$7,000	15.88%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357878. Member loan 357878 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	PopularMedia, Inc.	Debt-to-income ratio:	24.19%
Length of employment:	7 months	Location:	Somerville, MA

Home town:	Pomfret Center
Current & past employers:	PopularMedia, Inc., Pyxis Mobile, Inc., Cymfony, Inc.
Education:	Bryant University, Woodstock Academy

This borrower member posted the following loan description, which has not been verified:

Hello, Thank you for your consideration of my loan request. The Home down payment description was the best description available; although this is not a request towards the purchase of a home, it is a request towards renting a new home. As many of you are likely aware, the upfront costs of moving into a new apartment can add up quickly to cover landlord requirements and the fees of the broker. The Sanctuary building in which we would like to move into requires the upfront payments of first month's rent, last month's rent, a security deposit, and broker's fee. With the rent equaling $2,600 per month, my request is for a $7,000 loan. I am able to take care of 1st month's rent and a little extra, but require assistance on the other three payments. Your help is very much appreciated. Best Regards, Craig

A credit bureau reported the following information about this borrower member on October 8, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	56
Revolving Credit Balance:	$590.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357879	$7,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357879. Member loan 357879 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Urban Brands, Inc.	Debt-to-income ratio:	14.07%
Length of employment:	4 years 7 months	Location:	Lodi, NJ

Home town:	New York
Current & past employers:	Urban Brands, Inc.
Education:	Fashion Institute of Technology (FIT)

This borrower member posted the following loan description, which has not been verified:

Personal loan to consolidate credit card debt

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,452.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357880

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357880	$5,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357880. Member loan 357880 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Parts General	Debt-to-income ratio:	0.00%
Length of employment:	12 years	Location:	atlanta, GA

Home town:	Scottsdale
Current & past employers:	Parts General
Education:	university of arizona

This borrower member posted the following loan description, which has not been verified:

I recently moved and am buying furniture, the store card interest rates are too high so I decided to try here. I have good credit and not alot of debt.

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,082.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 357882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357882	$7,500	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357882. Member loan 357882 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,580 / month
Current employer:	ITO VIDEO	Debt-to-income ratio:	11.99%
Length of employment:	9 years 1 month	Location:	WEST COVINA, CA

Home town:	Beverly Hills
Current & past employers:	ITO VIDEO, RODEWAY INN
Education:	UCLA Anderson School of Management

This borrower member posted the following loan description, which has not been verified:

I need to install new cabinets in my Kitchen. 24 boxes & doors wood and 16 drawers wood. Thanks God, I find a good deal for the materials with a local carpenter in my neighborhood. For the same price, he is customize and install, too. Thank you very much.

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,703.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 357883

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357883	$6,600	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357883. Member loan 357883 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,667 / month
Current employer:	sunpass	Debt-to-income ratio:	1.84%
Length of employment:	7 months	Location:	orlando, FL

Home town:	Miami
Current & past employers:	sunpass, universal orlando
Education:	Columbia College

This borrower member posted the following loan description, which has not been verified:

personal loan to help my sister out

A credit bureau reported the following information about this borrower member on October 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,889.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357884

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357884	$7,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357884. Member loan 357884 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Target Stores	Debt-to-income ratio:	20.91%
Length of employment:	2 years	Location:	Alexandria, VA

Home town:	Waterville
Current & past employers:	Target Stores, Lord and Taylor
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

trying to refinance a store credit card at a better rate. Bought wedding ring at 22%! ouch! this is my second try - love lending club, however i missed out on my chance to accept funding. I was almost fully funded and missed the deadline to accept the funding. Now I know more about how this works and will try again. . .

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$120,338.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357888

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357888	$7,500	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357888. Member loan 357888 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	General Dynamics	Debt-to-income ratio:	11.12%
Length of employment:	7 years 1 month	Location:	Mesa, AZ

Home town:	Sainaw
Current & past employers:	General Dynamics
Education:	Univeristy of Phoenix

This borrower member posted the following loan description, which has not been verified:

For the past eight months I?ve been fairly successful at managing my available cash making payments on time and occasionally putting extra toward credit cards or putting some cash in savings. Too many events have transpired that have eaten away at the narrow margin I had and I am now beginning to fall behind. A consolidation loan would reduce my monthly payment obligations and allow quicker payoff of credit card debt.

A credit bureau reported the following information about this borrower member on October 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	23
Revolving Credit Balance:	$12,336.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357913

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357913	$4,775	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357913. Member loan 357913 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	cummins-allison corp.	Debt-to-income ratio:	6.40%
Length of employment:	4 years 8 months	Location:	Elgin, IL

Home town:	Des Plaines
Current & past employers:	cummins-allison corp., Cummins-Allison Corp.
Education:	Elgin Community College

This borrower member posted the following loan description, which has not been verified:

Payoff credit card that is currently charging me 19.99%

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	73
Revolving Credit Balance:	$10,537.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 357920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357920	$6,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357920. Member loan 357920 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	FOLIOfn Investments	Debt-to-income ratio:	2.07%
Length of employment:	3 years 4 months	Location:	McLean, VA

Home town:	Oklahoma City
Current & past employers:	FOLIOfn Investments, ETrade
Education:	SFA

This borrower member posted the following loan description, which has not been verified:

I charged a lot of items to do a home improvement project. so I'd want to consolidate the loan and pay off the higher credit card.

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	72
Revolving Credit Balance:	$8,670.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 357930

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357930	$8,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357930. Member loan 357930 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Source Interlink	Debt-to-income ratio:	2.64%
Length of employment:	3 years 4 months	Location:	Oberlin, PA

Home town:	Harrisburg
Current & past employers:	Source Interlink, Tyco
Education:	Harrisburg Area commmunity college

This borrower member posted the following loan description, which has not been verified:

I need to do some work on a rental property i own.

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	79
Revolving Credit Balance:	$2,079.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 357973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357973	$10,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357973. Member loan 357973 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Regal Pest Management	Debt-to-income ratio:	1.73%
Length of employment:	4 years	Location:	DOBBS FERRY, NY

Home town:	Dobbs Ferry
Current & past employers:	Regal Pest Management, Westex Pest Management
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	80
Revolving Credit Balance:	$3,153.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357979

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357979	$7,200	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357979. Member loan 357979 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Berkshire Health Systems	Debt-to-income ratio:	9.35%
Length of employment:	32 years	Location:	NORTH ADAMS, MA

Home town:
Current & past employers:	Berkshire Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

My daughter wants to go on a trip in Dec to Cancun and does not have the money to join her friends. I will finance at an all inclusive resort. Also, she owes my wife a loan amount of 3000.00 and this has been a financial burden to her and so it's easier for her to pay me back rather than deal with her mom constantly asking her about the money.

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1982	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	60
Revolving Credit Balance:	$3,392.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358230

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358230	$12,500	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358230. Member loan 358230 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,900 / month
Current employer:	Blue Water Powerboats Inc.	Debt-to-income ratio:	14.16%
Length of employment:	11 months	Location:	singer island, FL

Home town:	Somers
Current & past employers:	Blue Water Powerboats Inc., Synthetic Turf Consulting LLC
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to purchase a new outboard motor for my biggest rental boat, a 26' center console. This boat is the one that gives the company the best return, and we can't afford to have it down. The motor pictured blew up following a salvage of it when a customer ran the motor into a dock and knocked the motor off of the boat. The motor was under water for about an hour, and though we were able to get it running again, it wasn't completely saved. It appears something got tweaked inside when it got wet while running. This is a large center console fishing boat that is in demand on a daily basis. My financial situation: I am a good candidate for this loan because I plan to use the money to continue to grow my small business. I have always been financially responsible, and have never been late in paying anything. I purchased this business last year, investing a good portion of my life savings as well as some home equity into it. I have grown the revenue roughly 40% over the previous ownership, and I have become a one-stop-shop for everything fun related in conjunction with watersports. In 10 months we have added 2 more boats and 2 waverunners, 4 kayaks, 3 surfboards, a banana boat, boogie boards, as well as other revenue generating equipment to the fleet. I have developed working relationships with Hilton, Marriott, and various other resort companies here in South Florida, and I plan to begin an online reservation system and Franchise plan in the near future. This extra capital will allow me to stretch a vital purchase out over time in order to not hinder further growth and progress of my small business.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,893.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358244

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358244	$5,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358244. Member loan 358244 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,751 / month
Current employer:	Partners Healthcare	Debt-to-income ratio:	2.40%
Length of employment:	1 year 2 months	Location:	BOSTON, MA

Home town:	Royal Oak
Current & past employers:	Partners Healthcare, Mass General Hospital
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate debt into one payment.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,411.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358251

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358251	$12,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358251. Member loan 358251 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Suffolk County DPW	Debt-to-income ratio:	8.18%
Length of employment:	17 years 6 months	Location:	Mastic Beach, NY

Home town:	Rocky Point
Current & past employers:	Suffolk County DPW
Education:

This borrower member posted the following loan description, which has not been verified:

I am a good candidate for this loan because I have great credit and I'm a responsible, hard working person. I have a recession-proof career, I have worked for the government for almost 18 years. I would like to eliminate some high interest debt so that I may be able to put away some money toward retirement/savings. Thank you for taking the time to consider my request.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	75
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358260

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358260	$10,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358260. Member loan 358260 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Gilbert Auto	Debt-to-income ratio:	15.92%
Length of employment:	4 years 6 months	Location:	Walla Walla, WA

Home town:	Portland
Current & past employers:	Gilbert Auto
Education:

This borrower member posted the following loan description, which has not been verified:

Wanting to consolidate some high interest credit cards.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	12
Revolving Credit Balance:	$8,968.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 358261

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358261	$7,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358261. Member loan 358261 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Cameron, Murphy & Spangler	Debt-to-income ratio:	1.18%
Length of employment:	2 years 1 month	Location:	Alhambra, CA

Home town:
Current & past employers:	Cameron, Murphy & Spangler, UBS Financial Services
Education:

This borrower member posted the following loan description, which has not been verified:

I have a unique opportunity to buy part of a new Bar/ Restaurant in the Los Angeles area. The project cost will be $500,000. I intend to purchase 5% of the deal. Using $13,000 of my own money and $12,000 borrowed from here. The main owner/project manager has a great track record of creating positive cash flow businesses like this from scratch. He will be a major shareholder in the deal. The slow down in the economy allows us to secure a great lease with incentives and also hire development staff at a discount. The loan repayment will be funded from my personal savings on a monthly basis, as I do not expect the project to be profitable until months 8 -10 of opening.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	45
Revolving Credit Balance:	$255.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358280

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358280	$7,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358280. Member loan 358280 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	InterContinental Hotels	Debt-to-income ratio:	18.21%
Length of employment:	5 years	Location:	East Rutherford, NJ

Home town:	New York
Current & past employers:	InterContinental Hotels
Education:	Columbia University in the City of New York, New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

Closing off high interest rate credit card

A credit bureau reported the following information about this borrower member on September 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	68
Revolving Credit Balance:	$19,099.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358311

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358311	$8,400	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358311. Member loan 358311 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,662 / month
Current employer:	Eagle Land Development Company	Debt-to-income ratio:	7.29%
Length of employment:	6 years	Location:	CHERRY VALLEY, IL

Home town:	Rockford
Current & past employers:	Eagle Land Development Company
Education:	University of Illinois at Chicago, Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

Looking to complete a few home improvements including a deck and basement room finish. Planning to sell home within next 24 months. Three years at current job. Now President of Development Company.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	27
Revolving Credit Balance:	$6,178.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 358312

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358312	$10,500	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358312. Member loan 358312 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Pixsy Corporation	Debt-to-income ratio:	6.41%
Length of employment:	1 year 10 months	Location:	Seattle, WA

Home town:	Juneau
Current & past employers:	Pixsy Corporation
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

LOAN PURPOSE This loan will be used by my business partner and I to buy an under-valued, under-nourished existing business. BUSINESS BACKGROUND The current owner works full-time as a professional in another industry and is overwhelmed by the business. She'd rather focus on her career than run a business, and is willing to accept $99K for it, but is requiring a significant portion down. We will be putting $50K down, and pay off the remainder within 6 months. If we end up not acquiring the business because of insufficient capital, and yet this loan is approved, it will immediately be paid back. The business is a truck (mobile clinic) with a hydrostatic body composition dunk tank. The owners of these clinics visit gyms/fitness clubs and run body fat tests all day long, parked out front. Clubs are very eager to have the clinics there. We can hype their personal training services, draw in potential members people from the area, and we can offer a small revenue share. BUSINESS' FINANCIALS Tests are $45, with discounts for repeat customers. Accounting for repeats, the average price per test is $35. Most clinics operate part-time for a modest 6 hours (by choice), yielding them between 20 - 30 tests/day (5 - 6 tests/hour). Trucks in less populous areas have cash flows of $20K - $25/monthly. Note that 20 - 30/day is an average of _all territories_, such as St. Louis, Milwaukee, etc. The populations of these areas are _far_ thinner in comparison to the region we will be taking over, which is everything south of LA. Only one clinic has the rights to a greater population--Northern California-- which performs very well, with tests in the 30 - 40 tests/day range, operating less than 8 hours/day. We will be operating for more hours to support the great demand in our region: 12 - 16, instead of merely 6 or 8. The only days the clinic will not be in operation are the major holidays (e.g. Thanksgiving, Christmas). Monthly operating costs are very low: $2,000 - $3,000, plus hourly staffing. CASH FLOW Based on the data from existing clinics, we've projected two estimates of cash flow. With operating expenses so low, we could do half our projections and _still_ be profitable. Conservative: $35/test x 35 tests/day x 30 days = $37K/month. Projected: $35/test x 45 tests/day x 30 days = $47K/month. MY BACKGROUND/FINANCES I've been employed at a technology company that sells data to Fortune 500 companies since graduating with a BA in Business Management of IS in 2006. My role is Lead Developer (programmer) of the software development team. Yearly income is $55K, and I have unexercised stock options whose shares constitute 1.4% of the company. Money in/month: $4,583.33 gross Money out/month: * Rent: $400 * Student loans: $275 * Food: $400 * Cell and utilities: $200 * Credit card payments: $75 * No vehicle expenses; public transportation at $70 * Medical: $30 * Misc.: $250 Total: $1,700 +/- 100 MY BUSINESS PARTNER My partner is the owner of a Cold Stone Creamery (gourmet ice cream), which he paid for in cash. Since taking ownership of the Cold Stone, same-store sales have increased 14%--one of the highest increases of all 1,400 stores nationwide.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,932.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358326

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358326	$11,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358326. Member loan 358326 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,813 / month
Current employer:	n/a	Debt-to-income ratio:	15.21%
Length of employment:	8 years 9 months	Location:	Crestview Hills, KY

Home town:	Martins Ferry
Current & past employers:
Education:	Ohio State University

This borrower member posted the following loan description, which has not been verified:

I will use the loan money to pay down some of the high interest debt that I currently have. I made some credit mistakes in the past, but have not missed or been late on payments for at least the past seven years. This loan will put me on a quicker path to living a debt free life. I have a steady job (8+ years with the same company) and I pay all of my bills on time. More often than not, I pay above the monthly minimum. I would also like to reinvest a portion of the money in Lending Club. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,197.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358329

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358329	$7,500	11.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358329. Member loan 358329 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,723 / month
Current employer:	Not employed outside home	Debt-to-income ratio:	16.86%
Length of employment:	n/a	Location:	Tacoma, WA

Home town:	Tacoma
Current & past employers:	Not employed outside home
Education:	University of Minnesota-Twin Cities, University of Wisconsin-Milwaukee

This borrower member posted the following loan description, which has not been verified:

I have a high rate credit card due to a mishap with the due date. They raised the rate to 26%!!! I have a great repayment record, the only problem was the due date fell badly. I also owe money to my dentist him off. I will close the account of the American Express Blue card if I receive the loan and will use only a debit card for my purchases.

A credit bureau reported the following information about this borrower member on September 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,244.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358333

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358333	$8,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358333. Member loan 358333 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	RBS Greenwich Capital Markets, Inc.	Debt-to-income ratio:	11.76%
Length of employment:	21 years 6 months	Location:	Danbury, CT

Home town:	Bronx
Current & past employers:	RBS Greenwich Capital Markets, Inc., Commonwealth Bank of Australia
Education:	CUNY Lehman College

This borrower member posted the following loan description, which has not been verified:

Looking for a loan that I can repay back over 3 - 5 year period with NO early payment penalties.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	47	Months Since Last Delinquency:	2
Revolving Credit Balance:	$1,124.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358343

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358343	$5,400	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358343. Member loan 358343 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	HMC	Debt-to-income ratio:	22.08%
Length of employment:	4 years 6 months	Location:	Smithtown, NY

Home town:	Brooklyn
Current & past employers:	HMC
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off my Capital One loan (current payment is $350 per month) in order to have additional funds available now to address other priorities. I am a good candidate for this loan because I am employed full-time with a great salary, and am never late on any payments. I have no rent/mortgage obligations on my home. My husband makes the mortgage payment out of his income. I have a son graduating HS next year (June 2009) and would like to contribute more into his 529 plan. I have several open CC accounts with zero balances and do not want to close them out and have my FICO score tank. I am almost over the 700 mark. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,282.00	Public Records On File:	1
Revolving Line Utilization:	15.00%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358353

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358353	$12,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358353. Member loan 358353 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,236 / month
Current employer:	Conwest Resources	Debt-to-income ratio:	23.98%
Length of employment:	5 years 11 months	Location:	Oakland, CA

Home town:	Fu Zhou
Current & past employers:	Conwest Resources
Education:	Academy of Art University

This borrower member posted the following loan description, which has not been verified:

I am asking help to get me debt free in the shortest time possible. I cannot do it alone. When I have three separate credit cards I'm making good and above minimum payments on each month. I just wish I only had 1 payment to make. I'm willing to pay $750 to get me out of my high interest credit cards. You can help me become debt free in 6 months. Please, please help me out.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,240.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358372

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358372	$9,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358372. Member loan 358372 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Extra Space Storage	Debt-to-income ratio:	3.53%
Length of employment:	3 years 6 months	Location:	North Bergen, NJ

Home town:	North Bergen
Current & past employers:	Extra Space Storage, JPMorgan Chase & Co.
Education:	Pace University-New York

This borrower member posted the following loan description, which has not been verified:

Investing in my sons education, my family is what I live for. Thank you for looking.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1970	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,171.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358377

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358377	$8,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358377. Member loan 358377 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,000 / month
Current employer:	On Assignment	Debt-to-income ratio:	19.15%
Length of employment:	1 year 6 months	Location:	PINETTA, FL

Home town:	Valdosta
Current & past employers:	On Assignment, Penrose St Francis Hospital, Colorado Springs, CO
Education:	Santa Fe Community College, Gainesville, FL

This borrower member posted the following loan description, which has not been verified:

Son needs surgery. Need money for the medical bill and expenses for the trip.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	24
Revolving Credit Balance:	$150.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358417

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358417	$12,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358417. Member loan 358417 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	NetJets Inc.	Debt-to-income ratio:	9.91%
Length of employment:	14 years	Location:	PORT SAINT LUCIE, FL

Home town:	Charlotte
Current & past employers:	NetJets Inc., Martinair Inc.
Education:	Pacific Western University

This borrower member posted the following loan description, which has not been verified:

Loan to pay part on American express and part on some video equipment. Line of credit loan

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1971	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,579.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358421

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358421	$25,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358421. Member loan 358421 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Wellstar Health System	Debt-to-income ratio:	10.73%
Length of employment:	1 year 4 months	Location:	Atlanta, GA

Home town:	Seoul
Current & past employers:	Wellstar Health System, Henry Ford Health System
Education:	University of Buenos Aires

This borrower member posted the following loan description, which has not been verified:

I have just joined a private practice for OB/GYN and although I am making sufficient money to be able to payback my loan without problems in the next couple of years, at present I am in need for a sum of 25000 to cover a family debt which I do not have.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,256.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358460

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358460	$6,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358460. Member loan 358460 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	n/a	Debt-to-income ratio:	1.76%
Length of employment:	n/a	Location:	CEDAR CITY, UT

Home town:	Payson
Current & past employers:	Inwest Title Services
Education:	Southern Utah University

This borrower member posted the following loan description, which has not been verified:

I found a car I want to buy for $6,000. It's a 1999 Acura TL3.2.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$699.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358461

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358461	$9,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358461. Member loan 358461 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Factset Research Systems	Debt-to-income ratio:	4.30%
Length of employment:	9 months	Location:	San Francisco, CA

Home town:	Portland
Current & past employers:	Factset Research Systems, University of Arizona Strategic Alternative Learning Techniques Center
Education:	University of Arizona

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off the balances I have had on my credit cards since college. I have been in the process of trying to pay them down since starting work in January 2008 (graduated wth B.S. in Business Economics Dec. 2007, Eller School of Business, University of Arizona) but have found it difficult due to the number of bills I need to keep track of and the various interest rates I am being charged between the cards. I would like to move these balances off of my credit cards and in to a more structured loan so I know exactly how much to pay each month, on what day, and I can know on exactly what day this debt will be paid back. I am a good candidate for this loan because I have a good job at a respected financial data provider. I have recently recieved a raise and have no reason to worry about my future as we have very little, if any, exposure to the current problems in the financial industry. I am taking the Chartered Financial Analyst level 1 exam in June which, upon successful completion, will raise my value in the financial services field as well as result in an immediate bonus from my employer which amounts to over 25% of my requested loan amount. I have no dependants. pets, or any other entity that would require a portion of my monthly income beyond strictly myself.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,735.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358470

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358470	$11,250	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358470. Member loan 358470 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Marriott	Debt-to-income ratio:	12.96%
Length of employment:	3 years	Location:	Palm Desert, CA

Home town:	Palm Springs
Current & past employers:	Marriott, Best Buy Co. Inc.
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Requesting interest below current rates before my baby arrives. I'm a salaried manager with over 5 years experience so I'm financially stable. I am just looking to lower my interest rates so I can buy diapers instead of paying for bank executives' inflated salaries.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,341.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358508

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358508	$6,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358508. Member loan 358508 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Industrial Source	Debt-to-income ratio:	13.73%
Length of employment:	2 years 1 month	Location:	Springfield, OR

Home town:	Springfield
Current & past employers:	Industrial Source
Education:

This borrower member posted the following loan description, which has not been verified:

This Loan will be used to pay off my credit card. I had my cards paid off until this autumn when I had some emergency medical issues. Even though I had insurance I still ended up with a sizeable portion that I had to pay out of pocket which I had not choice but to put on a credit card. Then my credit card company jacked my rate up to 29.99 percent. So I would rather pay interest to people than to banks and credit card companies so I thought I would try this. Thanks for Helping!!

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,154.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358514

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358514	$15,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358514. Member loan 358514 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Ray and Bob's Truck Sales, Inc.	Debt-to-income ratio:	1.04%
Length of employment:	8 years 6 months	Location:	Phoenix, AZ

Home town:	Phoenix
Current & past employers:	Ray and Bob's Truck Sales, Inc.
Education:	Phoenix College

This borrower member posted the following loan description, which has not been verified:

I buy, sell and install commercial truck bodies. I have been in this business and related businesses for 25 years. My current company is 6 years old. I have an opportunity to purchase additional inventory of truck bodies and related accessories for resale from new sources. I also want to expand my advertising budget to increase sales and company exposure to potential new clients in new territories. Most of the truck bodies I sell are new and are sold to auto body repair shops, new truck dealers and end users of commercial trucks. Most of my inventory has a short turnaround time. This business is in additon to my full time job as a sales manager of a 60 year old commercial used truck and equipment sales company which generates additional business directly to my truck body company.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,150.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358526

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358526	$9,100	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358526. Member loan 358526 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Navigator Development Group Inc.	Debt-to-income ratio:	18.36%
Length of employment:	1 year 9 months	Location:	Dothan, AL

Home town:	Dothan
Current & past employers:	Navigator Development Group Inc., MarketWise, LLC
Education:	Troy State University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to purchase an engagement ring for my girlfriend of 10+ years. My financial situation: I am a good candidate for this loan because I have just been given a promotion (I'm now in a Director position) that greatly increased my monthly salary and I have another guaranteed promotion and salary increase coming in three months. My low credit score is directly related to my college days and my first couple of low-paying jobs. Since I've been with my current employer I have not had delinquencies or other credit issues and I am fully confident in my abilities to pay this loan off without issues. I am in a stable living situation with a car that will be paid off in three months and credit cards (from college) that are being paid down at an increasing rate. Monthly net income: $ 3665 Monthly expenses: $ 2220 Housing: $ 360 Insurance: $ Provided by Employer Car expenses: $ 600 - I commute for work so gas gets expensive. Utilities: $ 160 Phone, cable, internet: $ 45 Food, entertainment: $ 250 Clothing, household expenses $ 150 Credit cards and other loans: $ 500 - Student Loans included Other expenses: $ 200

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	18	Months Since Last Delinquency:	8
Revolving Credit Balance:	$8,453.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358542

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358542	$11,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358542. Member loan 358542 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	The American Red Cross	Debt-to-income ratio:	22.44%
Length of employment:	8 years	Location:	FORT PIERCE, FL

Home town:	West Palm Beach
Current & past employers:	The American Red Cross, The American Cancer Society
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to help consolidate all of my debt and pay it off in one monthly payment.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	25
Revolving Credit Balance:	$17,054.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358545

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358545	$25,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358545. Member loan 358545 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Shea Homes	Debt-to-income ratio:	9.04%
Length of employment:	15 years 6 months	Location:	irvine, CA

Home town:	pasadena
Current & past employers:	Shea Homes
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

I need to consolidate 3 cards over $20,000

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	10
Revolving Credit Balance:	$9,925.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358547

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358547	$5,400	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358547. Member loan 358547 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,200 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	19.36%
Length of employment:	1 year 7 months	Location:	Colorado Springs, CO

Home town:	Berwyn
Current & past employers:	Lockheed Martin, L-3 Communications Holdings, Titan, Jaycor, US Army
Education:	University of Illinois at Chicago, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off a high interest credit card that we obtained specifically to pay for our replacement vinyl windows, through the window company. We received 0% interest for the first 6 months, and have been paying $216 a month since June. The promotional rate of 0% is ending soon (in November); the rate will then jump up to 21.90%, retroactive to when we first purchased the windows. Originally, we had expected to take out a home equity loan to pay for the windows before the promotional rate ended. With the drop in our house's market value, the credit crunch, etc..., that is no longer a viable option. Plan "B" was to transfer the balance from the window credit card to an existing credit card that has more than enough available credit. Terms on this card are 8.874% APR, as long as we pay at least 5% of the balance each month (which we do). Unfortunately, that credit card company is not offering any balance transfer offers at the moment (surprise, surprise!), so Plan "C" is to use a convenience check from that credit card, which carries the cash advance terms of 16.453% APR, with a 3% fee (no cap). I decided to look into Lending Club as a potentially better Plan "C". I am a good candidate for this loan because I have excellent credit and have never missed or been late on a payment in almost 20 years of borrowing. I have a stable, secure, decent paying job. I have been with my current employer for only 1 year and 7 months, but have been in the same industry for 12 years, with only one previous employer (in this industry). The current amount we pay to the window credit card is $216 a month, which is easily manageable. The monthly payment for the Lending Club loan will be less than this amount.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,976.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358548

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358548	$7,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358548. Member loan 358548 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Simply Fish, Inc	Debt-to-income ratio:	17.72%
Length of employment:	4 years 2 months	Location:	Beaverton, OR

Home town:	West Union
Current & past employers:	Simply Fish, Inc
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

Hello to all, I purchased a house earlier this year and would like to make a few changes and improvements. I'd rather not go to a bank for the money as I believe in P2P lending. I have a Prosper account with and active debt consolidation loan that is over half paid off. I also lend a small amount, but that system has gone into a Quiet Period just as I had hoped to take out this loan. The good and the bad is that It's caused me to look a alternatives and here I am. This loan has two purposes, but the primary function will be home improvement. I just purchased a house and I would like to make a few improvements. I really don?t want to deal with a bank for this money and having invested a few hundred dollars into Prosper, this is the place and you are the people that I would like to have benefit. My secondary purpose for this loan is to pay off a balance owed to a dentist. Loan Detail: Home Improvement: $6,000 Dentist: $1,500 Total $6,500 I am currently paying $240-$300 a month to the dentist. Re-directing those payments alone should cover the payments on this loan. I would think the payment will end up well under $300 Thank you again for your interest!

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	15
Revolving Credit Balance:	$6,349.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358557

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358557	$18,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358557. Member loan 358557 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Data Systems International	Debt-to-income ratio:	19.22%
Length of employment:	11 years 6 months	Location:	Overland Park, KS

Home town:	Kansas City
Current & past employers:	Data Systems International
Education:	Brown Mackie College-Kansas City

This borrower member posted the following loan description, which has not been verified:

After the turmoil in the economy and seeing the banks get rich off interest, I have decided to give my interest back to the community.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	47
Revolving Credit Balance:	$22,897.00	Public Records On File:	1
Revolving Line Utilization:	64.50%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358564

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358564	$15,975	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358564. Member loan 358564 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	State of Connecticut	Debt-to-income ratio:	10.62%
Length of employment:	10 years 2 months	Location:	New Haven, CT

Home town:	Waterbury
Current & past employers:	State of Connecticut, UCONN HEALTH CENTER
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to buy into my civilian pension the time I was away on Active Duty in the U.S. Army. This must be done by mid November 2008 or I will not be credited for my time away with the military. This loan will be sent to the Office of the State Comptroller and enable me to be credited for the entire time I was away on military orders. My financial situation: I am a good candidate for this loan because I have good credit and always pay my bills. I am a commissioned officer (now in the CT National Guard) and as such my word is my bond.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	55
Revolving Credit Balance:	$35,114.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358566

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358566	$6,950	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358566. Member loan 358566 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,567 / month
Current employer:	Superior Energy Services	Debt-to-income ratio:	11.16%
Length of employment:	25 years	Location:	Welsh, LA

Home town:	Jennings
Current & past employers:	Superior Energy Services
Education:

This borrower member posted the following loan description, which has not been verified:

I am using this loan to consolidate all of the balances from multiple credit cards for debt that was built up during the last two encounters with the Gulf Coast Hurricanes. I would much rather pay one amount each month than deal with the CC companies and multiple payments, varying interest rates and miscellaneous fees. Thank you so much for your help!

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	14
Revolving Credit Balance:	$31,081.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358615

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358615	$20,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358615. Member loan 358615 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	DOPS MAnagement	Debt-to-income ratio:	15.75%
Length of employment:	23 years	Location:	Taunton, MA

Home town:	Brockton
Current & past employers:	DOPS MAnagement
Education:	Johnson & Wales University-Providence

This borrower member posted the following loan description, which has not been verified:

I have completed the build out on an 11,000 sq ft state of the art indoor baseball/softball training academy. We have been open since mid June and are now heading into our busiest season. We are located in New England, so as the weather gets colder, the demand for usage of the facility increases dramatically. I have invested a substantial amount of capital to get the facility up and running, but now am in need of some working capital going into this busy time.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$106,366.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358621

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358621	$5,400	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358621. Member loan 358621 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Airtran Airways	Debt-to-income ratio:	10.57%
Length of employment:	3 years 10 months	Location:	Trotwood, OH

Home town:	Dayton
Current & past employers:	Airtran Airways, NCR Corporation
Education:	Central State University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: The purpose of this loan will help paid down high interest rate (25%+) credit cards. I previously was RIF after working twenty-five years for a US company that outsourced my job oversea. My income of $50k+ a year supported the credit cards. However, with the reduced income my credit score dropped which created higher interest rate for credit. I needed to survive without filing for bankruptcy which created the use of high interest credit, of course the financial world was willing to assist in any way possible for a price. I have sense created a budget in order to eliminate the credit cards. I?m currently working for a major airline as a Supervisor of twelve for the past 3 years. I?m married with a six year old daughter. Thank you for looking at my loan request. Please contact me if you have any questions. My financial situation: I?m a good risk for this loan because of my one time payment history despite losing my initial job. I plan on having a higher interest rate in order to pay back lenders for their trust in helping me establish my financial situation again. I rather pay people willing to assist others instead of hungry financial institutions bleeding helpless people. I will be endorsing Leading Club with all my family, friends and others, and hope this concept will help the truly needed.. Credit Balances and APR: Providian amt $1200.00 @25% Bank of America $3200.00 @21% I plan on paying the highest balance off first followed by the remaining balances. Monthly net income: $ 3200 Monthly expenses: $ Housing: $ 694 Insurance: $ 300 Car expenses: $ 200 Utilities: $ 190 Phone, cable, internet: $ 100 Food, entertainment: $ 250 Clothing, household expenses $ 100 Credit cards and other loans: $ 350 Other expenses: $ 150

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	63
Revolving Credit Balance:	$6,770.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358624

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358624	$11,400	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358624. Member loan 358624 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Retired	Debt-to-income ratio:	10.34%
Length of employment:	n/a	Location:	Dayton, OH

Home town:	Andalusia
Current & past employers:	Retired
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of Loan: The purpose of this loan will be to pay-off 2 high interest rate credit cards (27+%). I have tried to pay-off the two credit cards by adding additional principle payments, however the credit cards companies find ways to off-set the additional payments. I have no problem in paying my current credit cards debt. I would like to have a fixed rate and end time for closer of the debt. My financial situation: I am a good and sound candidate for this loan because I pay all my bills on time (My AA credit rating reflects my accomplishments). I receive a government pension along with my social security each month ($2000+). Thank you for looking at my loan request. Please contact me if you have any questions or concerns. Credit Balances and APR: Sears $7000.00 @24% Direct Merchant $4000.00 @21% I plan on paying Sears off and the remainder for Direct Merchant with the prosper loan. Monthly net income: $ 2000 Monthly expenses: $ Housing: $ 394 Insurance: $ 250 Car expenses: $ 200 Utilities: $ 190 Phone: $ 52 Food, entertainment: $ 150 Clothing, household expenses $ 100 Credit cards and other loans: $395 Thank you for your interest in funding my loan.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1979	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	34
Revolving Credit Balance:	$7,665.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358633

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358633	$5,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358633. Member loan 358633 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Crowe Capital Markets	Debt-to-income ratio:	5.46%
Length of employment:	7 months	Location:	Chicago, IL

Home town:
Current & past employers:	Crowe Capital Markets, Merrill Lynch
Education:	Indiana University Kelley School of Business

This borrower member posted the following loan description, which has not been verified:

Loan Use: I would like to borrow money to make opportunistic investments while the stock market is down. There are currently a number of stocks which have been beaten down by recent market volatility and I believe are poised to come back. Additionally, the dividend yields on many stocks are very nice at these prices (+6% in many cases). While I could wait and save up over the next 6 months to make these investments, I would rather not take on the market risk that these stocks rebound in the meantime. Therefore, I would like to take out a loan and invest now and repay it over the next 6 months to a year. Financial Situation: Very financially stable. I'm fortunate to have a well-paying job that isn't as susceptible to the recent downturn in the financial markets. Additionally, I have enough income from my other investments to easily make payments without needing to rely on my employment income. Worst case scenario would be that I liquidate my CDs and pay off the loan. My monthly discretionary income (monthly income less rent, food, insurance, etc.) is conservatively $2,500 per month.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,528.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358638

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358638	$4,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358638. Member loan 358638 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Health Fitness	Debt-to-income ratio:	14.56%
Length of employment:	1 year 6 months	Location:	Bloomington, MN

Home town:	Medford
Current & past employers:	Health Fitness, Cigna Behavioral Health, Health Partners
Education:	UW Eau Claire, WI

This borrower member posted the following loan description, which has not been verified:

I am requesting funds to pay off online payday lenders that charge an outrageous interest rate.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	40
Revolving Credit Balance:	$132.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 358640

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358640	$6,500	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358640. Member loan 358640 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	De La Salle High School of New Orleans	Debt-to-income ratio:	2.40%
Length of employment:	6 years	Location:	NEW ORLEANS, LA

Home town:	New Orleans
Current & past employers:	De La Salle High School of New Orleans
Education:	Delgado Community College, Tulane University of Louisiana

This borrower member posted the following loan description, which has not been verified:

This loan is intended to consolidate all debts into one monthly payment at a lower interest rate than offered by the credit card companies with a goal of having a zero balance on all credit card, and loans before establishing any further lines of credit.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,161.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358642

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358642	$25,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358642. Member loan 358642 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	Unique Limosines	Debt-to-income ratio:	14.90%
Length of employment:	3 years	Location:	Deland, FL

Home town:	Alexandria
Current & past employers:	Unique Limosines
Education:	Daytona Beach State College

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to open a indoor sports facility for youth baseball. Baseball is a passion in the town that we live in and there is a desperate need for an indoor practice facility. We are not new to baseball, our town which is home to the Deland Bulldogs and Stetson University has a stong passion for the sport and is in need of this facility in our community. My financial situation: I am a good candidate for this loan because I am a reliable and creditworthy. I am doing this to better our community and to provide a safe and positive place for children to learn about health, safety and good sportsmanship.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,356.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358643

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358643	$3,200	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358643. Member loan 358643 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	PNC Bank	Debt-to-income ratio:	7.25%
Length of employment:	2 years	Location:	Bethlehem, PA

Home town:	Navy Brat
Current & past employers:	PNC Bank, Hartford Financial Services Group
Education:	Northampton County Area Community College, Pennsylvania State University-Penn State Lehigh Valley

This borrower member posted the following loan description, which has not been verified:

Debt consolidation

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	76
Revolving Credit Balance:	$2,472.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358660

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358660	$16,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358660. Member loan 358660 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	FNC Recovery Inc.	Debt-to-income ratio:	24.11%
Length of employment:	2 years 3 months	Location:	Mesa, AZ

Home town:	Patchogue
Current & past employers:	FNC Recovery Inc.
Education:	Suffolk County Community College, Holy Cross College

This borrower member posted the following loan description, which has not been verified:

I am a looking for a $5000 to $25000 loan to purchase inventory for a small business. I would prefer a 6 month or 1 year term but am open to all terms and rates. Within 6 months of an inventory purchase our typical revenue on that inventory is 130% of the purchase cost.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	12
Revolving Credit Balance:	$101,394.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358666	$10,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358666. Member loan 358666 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Self-employed	Debt-to-income ratio:	19.77%
Length of employment:	3 years	Location:	Jersey City, NJ

Home town:	Springfield
Current & past employers:	Self-employed, New York City Department of Education
Education:	University of Massachusetts at Amherst

This borrower member posted the following loan description, which has not been verified:

On The Inside Uncommon home accents & gifts www.ontheinsidehome.com Purpose of loan: This loan will be used to expand a successful home furnishing and accessory store. We would like to increase the footprint of our store, upgrade our website and expand our furnishings department. We saw a growth of 30% this year over last and want to keep up the momentum. Our store currently offers unique home accessories and gifts, as well as accent furniture. Please take a look at our website and member page. Feel free to ask any questions you might have. Our finances: We are good candidates for this loan because our business is a proven winner. The loan will be paid with the proceeds from our business. We own a home that has appreciated $100,000 due to the growth of the area. My husband, who is also co-owner, collects a full-time salary of $110,000. I have always paid my debt in a responsible and timely manner. Credit is everything when you own a business. I will never be late on a payment. Financial breakdown: ?On The Inside? grossed $150,000 in 2006, and is projected to complete the holiday season at $200,000 for 2008. With our newly launched ecommerce site, we are expecting and additional increase of 30% for 2009. This is a realistic account of our monthly finances. $270,000 for 2008 / $22,500 per month $1800 - Rent $ 220 - Utilities $ 180 - Phone/Internet $2000 - Expenses/Supplies $1000 - Employee Salary $3000 - Manager Salary $8000 - Inventory $16,200 - Total That is $6,300 in profit per month and $75,600 for the year. A little about me: I have been working in the industry for 10 years as a retailer and an Interior Designer. I have earned a degree from the New York School of Interior Design. I worked as an Interior Designer for 4 years in Manhattan, before I began freelancing. We opened the store in 2005, and I took on clients simultaneously. We hired a few part-time employees, which allowed me to continue my Interior Design career and utilize the store as an office. My husband has a full time job outside of the store, but works on the weekends. I realize we work many hours, but we love what we do, and wouldn?t have it any other way.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	32	Months Since Last Delinquency:	6
Revolving Credit Balance:	$9,902.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358683

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358683	$8,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358683. Member loan 358683 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,182 / month
Current employer:	n/a	Debt-to-income ratio:	16.12%
Length of employment:	1 year 1 month	Location:	normal, IL

Home town:
Current & past employers:
Education:	Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

I got some debts spread across credit cards, and it would be nice to only have one account to pay, and for less APR, which this totally would be.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	21
Revolving Credit Balance:	$3,982.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 358700

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358700	$25,000	18.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358700. Member loan 358700 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Torbeck Enterprises, Inc.	Debt-to-income ratio:	2.32%
Length of employment:	1 year 8 months	Location:	San Antonio, TX

Home town:
Current & past employers:	Torbeck Enterprises, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I have a property management business and my main customers are Private Investors who own rental properties and I provide with an additional service of professional cleaning and make ready of the homes, I spend between $2,000 and $3,000 Dlls a month in Dumpster rentals to remove and haul the trash and left over furniture away from the houses, the business has increased tremendously since now I am providing my cleaning services to the Banks who have taken back a lot of homes in foreclosure that need to be cleaned before they put them back for sale, I think is time for me to save some money and buy my own dumpsters along with the dumpster trailer, the loan would be easily repaid just with the cost savings I would have.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,808.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 358702

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358702	$25,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358702. Member loan 358702 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,333 / month
Current employer:	KPMG	Debt-to-income ratio:	5.95%
Length of employment:	2 years	Location:	Washington, DC

Home town:	Silver Spring
Current & past employers:	KPMG
Education:	Drexel University Marymount University

This borrower member posted the following loan description, which has not been verified:

My boyfriend and I own 3 properties amongst us, 1 we live in the other is rented and the 3rd we want to put on the market to sell after we do some additional improvements. Luckily we live in Washington DC so the housing market values have not been effected here as much as other parts of the country but we want to minimize the properties that we own. Banks are not giving out personal loans and we would prefer to not have to take equity out on the properties we are keeping. I have excellent credit and work full time and make over $90K per year. We will pay off this loan as soon as the house is sold. Luckily he put 25% down when we bought it so we will probably make at least $175K in cash once it is sold.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,752.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Posting Report Supplement No. 5 dated October 17, 2008